UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2020

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 29, 2020, Central Maine Power Company (“CMP”) and NECEC Transmission LLC (“NECEC LLC”), each of which are subsidiaries of Avangrid, Inc. (the “Corporation”), entered into a Support Agreement (the “Support Agreement”) with H.Q. Energy Services (U.S.) Inc. (“HQUS”) in connection with the development of the New England Clean Energy Connect (“NECEC”) transmission line project, which sets forth the terms and conditions pursuant to which HQUS will provide a portion of the funding for the benefits contemplated by the stipulation dated February 21, 2019 (the “Stipulation”) approved by the Maine Public Utilities Commission (“MPUC”) by Order dated May 3, 2019 granting a Certificate of Public Convenience and Necessity (“CPCN”) for the NECEC transmission line project.

The NECEC transmission line is a 1,200 megawatt (“MW”) +/-320 kilovolt (“kV”) high voltage direct current (“HVDC”) transmission line to be constructed, owned, operated and maintained by NECEC LLC extending from the U.S.-Canada border in Maine to a direct current to alternating current converter station to be located in the City of Lewiston, Maine. It will interconnect at the U.S.-Canada border with a HVDC transmission line to be constructed, owned, operated and maintained in Quebec by Hydro-Québec TransÉnergie, a division of Hydro-Québec and affiliate of HQUS. The Stipulation included commitments by NECEC LLC and HQUS with respect to certain funds providing additional benefits to the State of Maine, including, without limitation, to Maine retail electricity customers, host communities within which the NECEC transmission facilities will be located, and Maine low-income energy customers.

Pursuant to the Support Agreement, in the event that (i) NECEC LLC breaches its obligations under certain transmission service agreements entered into with HQUS, such that HQUS is unable due to such breach to receive transmission service over the NECEC transmission line as contemplated by such agreements, or (ii) certain material failures to comply with the Stipulation or the CPCN occur (subject to any applicable notice and cure period) which failure precludes the operation of the NECEC transmission line, NECEC LLC and by way of a parent guarantee, the Corporation, agrees to assume the obligation of HQUS under the Support Agreement and the Stipulation to make quarterly benefits payments of $875,000 when and as due up to an aggregate amount of $140,000,000 in benefit payments until such time as transmission service is restored and NECEC LLC is again in compliance with the HQUS transmission service agreements, the Stipulation, the CPCN or the Support Agreement, as applicable, which shall relieve the obligation of HQUS with respect to such payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Douglas Stuver
Name:	Douglas Stuver
Title:	Senior Vice President – Chief Financial Officer

Dated: January 5, 2021

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